Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Jurisdiction of
Incorporation
Entity name, location and ownership	or Organization

A. Issuer and Parent Company
First Place Financial Corp.	Delaware
Warren, Ohio

B. Bank and Bank-Owned Subsidiaries of Issuer
1. First Place Bank	Federal
Warren, Ohio
First Place Financial Corp. owns 100%

Active Bank-Owned Subsidiaries of Issuer

a. Ardent Service Corporation	Ohio
Warren, Ohio
First Place Bank owns 100%

(i). Bercley Woods Development Company, Ltd.	Ohio
Gahana, Ohio
Ardent Service Corporation owns 50%

(ii). Shiloh Springs, L.P.	Ohio
Trotwood, Ohio
Ardent Service Corporation owns 99%

Inactive Bank-Owned Subsidiaries of Issuer

a. Western Reserve Mortgage Corporation	Ohio
Warren, Ohio
First Place Bank owns 100%

b. AutoArm, LLC	Ohio
Dublin, Ohio
First Place Bank owns 100%

c. Odin Properties, Inc.	Ohio
Dublin, Ohio
First Place Bank owns 100%

C. Financial Service Subsidiaries of Issuer
1. First Place Holdings, Inc.	Ohio
Boardman, Ohio
First Place Financial Corp. owns 100%

a. First Place Insurance Agency, Ltd.	Ohio
Boardman, Ohio
First Place Holdings, Inc. owns 100%

b. Coldwell Banker First Place Real Estate, Ltd.	Ohio
Boardman, Ohio
First Place Holdings, Inc. owns 100%

(i). First Place Referral Network, Ltd.	Ohio
Boardman, Ohio
Coldwell Banker First Place Real Estate, Ltd. owns 100%

c. APB Financial Group. Ltd.	Pennsylvania
Wexford, Pennsylvania
First Place Holdings, Inc. owns 100%

d. Title Works Agency, LLC	Ohio
Boardman, Ohio
First Place Holdings, Inc. owns 75%

D. Affiliated Trusts of Issuer

1. First Place Capital Trust	Delaware
Wilmington, Delaware
First Place Financial Corp. owns 100%

2. First Place Capital Trust II	Delaware
Wilmington, Delaware
First Place Financial Corp. owns 100%

3. First Place Capital Trust III	Delaware
Wilmington, Delaware
First Place Financial Corp. owns 100%